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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 1999-B

                              OFFICER'S CERTIFICATE

Bank One, National Association             Banker's Trust Company, Deutsche Bank
One Bank One Plaza, Suite 0126             100 Plaza One, Mailstop: JCY03-6450
Chicago, IL  60670                         Jersey City, NJ 07310
Attn: Corporate Trust Administration       Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                            Structured Finance
Fax: (312) 407-1708                        Phone: (201) 593-6776
                                           Fax: (201) 593-6459

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: Senior Vice President
Key Education Resources
Phone: (216) 828-9342
Fax: (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 1999-B, and Bank One, National Association as Eligible Lender Trustee, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2001, through December 31, 2001, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.



                                         Key Bank USA, National Association,
                                         as Administrator


                                         by:  /S/ DARLENE H. DIMITRIJEVS
                                             -----------------------------------
Date: March 4, 2002                      Name: Darlene H. Dimitrijevs, CPA
                                         Title: Senior Vice President



                                         by: /S/ DEBRA S. FRONIUS
                                             -----------------------------------
                                         Name: Debra S. Fronius
                                         Title: Vice President